EXHIBIT 23.5

                     CONSENT OF SALOMON SMITH BARNEY INC.



December 28, 2000


     We hereby consent to the use of our name and the description of our opinion letter, dated January 9, 2000, under the caption "Opinion of America Online's Financial Advisor" in the Registration Statement on Form S-4 (SEC File No. 333-30184) incorporated by reference into this Registration Statement (the "Rule 462(b) Registration Statement"), and to the filing of our opinion letter as Exhibit 99.1 to the 462(b) Registration Statement, which will be deemed to be a part of the Registration Statement on Form S-4 (SEC No. 333-30184) filed in connection with the proposed combination of the Company and Time Warner Inc. as of the date of effectiveness of the Rule 462(b) Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        Salomon Smith Barney Inc.

                                        By: /s/ Herald L. Ritch
                                            ---------------------------
                                            Name:  Herald L. Ritch
                                            Title: Managing Director